Exhibit 99.1

LKQ CORPORATION TO PRESENT AT INVESTOR CONFERENCE

CHICAGO, Illinois, March 7, 2011 — LKQ Corporation (Nasdaq:LKQX) today announced that John Quinn, Executive Vice President and Chief Financial Officer, will be presenting at the Raymond James Institutional Investors Conference in Orlando, Florida on March 8.

Materials used during the presentation will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation:

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts, and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts used to repair light vehicles. LKQ operates more than 325 facilities, offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Contact:

Investor Relations Department

312-621-1950

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